Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 90	Trade Date: 3/22/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 3/25/2004

The date of this Pricing Supplement is March 22, 2004

CUSIP or Common Code:	41013MQ78	41013MQ86	41013MQ94	41013MR28	41013MR36

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$1,166,662.50	$619,008.00	$1,511,730.00	$616,250.00	$5,405,252.00

Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.400%

Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%

Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%

Maturity Date:	3/15/2007	3/15/2008	3/15/2009	3/15/2012	3/15/2012

Stated Annual Interest Rate:	2.150%	2.600%	3.000%	3.800%	Step: 2.600% through 3/14/2006, and 5.250% thereafter (unless called)

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly

First Payment Date:	4/15/2004	4/15/2004	4/15/2004	4/15/2004	4/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	No	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A	3/15/2006 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders—Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 90	Trade Date: 3/22/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 3/25/2004

The date of this Pricing Supplement is March 22, 2004

CUSIP or Common Code:	41013MR44	41013MR69	41013MR77	41013MR85

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$1,282,470.00	$2,043,600.00	$3,595,620.00	$4,187,625.00

Discounts and Commissions:	1.500%	1.750%	2.000%	2.500%

Reallowance:	0.200%	0.275%	0.350%	0.350%

Dealer:	98.800%	98.600%	98.350%	97.850%

Maturity Date:	3/15/2014	3/15/2016	3/15/2019	3/15/2029

Stated Annual Interest Rate:	4.200%	4.750%	5.000%	5.250%

Interest Payment Frequency:	Semi	Semi	Semi	Semi

First Payment Date:	9/15/2004	9/15/2004	9/15/2004	9/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	9/15/2006 Callable one time only at 100% on call date above with 30 days notice.	3/15/2007 Callable one time only at 100% on call date above with 30 days notice.	3/15/2009 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.